    As filed with the Securities and Exchange Commission on October 27, 1999
                                                  Registration No. 333-86925
                                                                  ---------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                AMENDMENT NO.1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                _______________

                              E*TRADE GROUP, INC.
             (Exact name of registrant as specified in its charter)
                                _______________

             Delaware                                     94-2844166
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                                _______________

                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                _______________

                              Christos M. Cotsakos
                      Chairman and Chief Executive Officer
                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                _______________

                                    Copy to:
                               Curtis L. Mo, Esq.
                          Jonathan P. Shanberge, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                 2200 Geng Road
                          Palo Alto, California 94303
                                 (650) 424-0160
                                _______________

        Approximate date of commencement of proposed sale to the public:

     From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                _______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                              1,794,544 Shares

                             E*TRADE GROUP, INC.
                                Common Stock



          This Prospectus relates to the public offering, which is not being underwritten, of 1,794,544 shares of our Common Stock, which are held by some of our current stockholders.


          The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.


          Our Common Stock is quoted on the Nasdaq National Market under the symbol "EGRP." On October 22, 1999, the average of the high and low price for the Common Stock was $23.22.

                       _______________________________


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                       _______________________________



================================================================================
               The date of this Prospectus is October 27, 1999

          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

          The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:


          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed on October 22, 1999;

          2. Definitive Proxy Statement, dated January 28, 1999, filed on January 28, 1999 in connection with the Company's 1999 Annual Meeting of Shareowners;

          3. The description of the Company's Common Stock, $0.01 par value per share, and associated rights, contained in its registration statement on Form 8-A, filed on July 12, 1996, including any amendment or report filed for the purpose of updating such description; and

          4. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

          Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to E*TRADE Group, Inc., Investor Relations, 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                                  THE COMPANY

          The principal executive offices of the Company are located at 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                            PLAN OF DISTRIBUTION

          E*TRADE Group, Inc. (the "Company") is registering all 1,794,544 shares of Common Stock, par value of $0.01 per share (the "Shares"), on behalf of certain selling stockholders. The Company will receive no proceeds from this offering. The Shares may be offered by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). All of the Shares were originally issued by the Company in connection with the purchase of the capital stock of TIR (Holdings) Limited, a Cayman Islands company ("TIR"), by and through the purchase of all of the capital stock and options to purchase capital stock of TIR whereby TIR became a wholly-owned subsidiary of the Company (the "Exchange"). The Shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and Regulation S promulgated thereunder. The Shares are being registered by the Company pursuant to the Exchange Agreement, dated as of July 12, 1999, by and between the Company and TIR and the Irrevocable Undertaking Agreement, dated as of July 12, 1999, by and among the Company and the Selling Stockholders.

          The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

          In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers.
In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

          In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution.
In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders. The Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby The Company assumes no obligation to so deliver copies of this Prospectus or any related Prospectus Supplement.

          At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

          All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.
The Selling Stockholders have agreed to indemnify certain persons including broker-dealers or agents against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

          The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or August 31, 2000. After such period, if the Company chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                              SELLING STOCKHOLDERS

          The following table sets forth the number of shares of Common Stock owned by each of the Selling Stockholders. Ten percent of the shares of Common Stock received by each of the Selling Stockholders in the Exchange have been placed in escrow pursuant to the Exchange Agreement and the Irrevocable Undertaking Agreement and may not be sold pursuant to the offering contemplated by this Prospectus. Except as indicated, and except for the fact that most of the Selling Stockholders became employees of the Company when TIR became a wholly-owned subsidiary of the Company as of August 31, 1999, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Stockholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Stockholders after completion of this offering. No Selling Stockholder beneficially owns 1% or more of the outstanding shares of Common Stock of the Company, as of October 22, 1999. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below.

                                                                       Number of Shares
                                            Number of Shares         Registered for Sale
    Name of Selling Stockholder            Beneficially Owned             Hereby (1)
-----------------------------------       --------------------      ---------------------
  Carl Hans Tiedemann II                         979,990                  391,996
  Carl Hans Tiedemann III                        491,841                  196,736
  Renassa N.V.                                    26,687                   10,675
  Gamma-Nest Co Ltd                              433,999                  173,600
  Edward B. Goodnow                              411,314                  164,526
  R. Jarrett Lilien                              102,464                   40,986
  James Marler                                    67,146                   26,858
  Tim Cook                                        16,346                    6,538
  Nicholas Bullman                               148,408                   59,363
  The Tiedemann Investment                       125,449                   50,180
  Nicholas Mann                                   69,687                   27,875
  Scott Delany                                    33,042                   13,217
  Leslie Whiteford                                62,042                   24,817
  Susan Holgate                                   78,171                   31,268
  Irene Tam Yuet Ping                             47,888                   19,155
  Katsuhiro Akahori                               13,877                    5,551
  Osamu Hojo                                      15,487                    6,195
  Pistons Consultants Limited                    171,017                   68,407
  Legard Overseas Corp. S.A.                      51,374                   20,550
  Richard Taylor                                  17,260                    6,904
  John Lord                                       48,238                   19,295
  Hikaru Aoyama                                    2,235                      894
  Brestco Investments Limited                    202,828                   81,131
  Nicholas Stalder                                 9,623                    3,849
  Patrick Claridge                                12,940                    5,176
  Sally Writer                                     6,856                    2,742
  Chan Chee Wah                                    7,669                    3,068
  Annie Man Yee Lok                               15,974                    6,390
  Josephine Ho Pik Chan                           11,675                    4,670
  Alsess Lai Mei Ma                                3,047                    1,219
  Steve Ferrando                                  40,699                   16,280
  Victoria Klippel                                 6,238                    2,495
  Winnie Wai Ying Kong                               567                      227
  Eriko Hoshikawa                                    567                      227
  Iwao Yamazaki                                    3,075                    1,230
  Ezra Hakkak                                     13,343                    5,337
  Frank Loots                                     10,841                    4,336
  Kenji Deura                                     18,393                    7,357
  Scaraway Limited                                46,836                   18,734
  Richard Leonard                                 19,348                    7,739
  Joe Jenkins                                     14,413                    5,765
  Vidhu Shekhar                                    2,652                    1,061
  Mathias Helleu                                  33,631                   13,452
  Weymouth Enterprises Ltd                        18,723                    7,489
  Glenn Barber                                    31,923                   12,769
  Steve Ehrlich                                    7,419                    2,968
  Mauricio Miranda                                 2,251                      900
  Steve Hauck                                      6,420                    2,568
  Morgan Dunbar                                      617                      247
  Xlendi Investments Ltd                          47,341                   18,936
  Michael Katz                                    30,688                   12,275
  Stella Wong Lap Ying                               900                      360
  Agnes Ma Oi Ling                                   233                       93
  Henry Tang Chiu Hang                               233                       93
  Joe Mok Man Fai                                    233                       93
  Yvonne Lau Mei Wah                                 233                       93
  Doris Ng To Lai                                    233                       93
  Rita Yu Mui Fan                                    233                       93
  Rolita Ma Chui Sim                                 233                       93
  Christina Mace                                     500                      200
  Kelly Barber                                       300                      120
  Carrie Rivers                                    1,234                      494
  Mika Tomioka                                       400                      160
  Richard & Lily Leonard                           7,636                    3,054
  Whitecraigs Holdings Limited                    18,358                    7,343
  Kosuke Hosokawa                                  7,472                    2,989
  Yoshijaru Morofushi                              4,003                    1,601
  Connie Tirabosco                                 7,756                    3,102
  Doonesbury Group Ltd                            15,595                    6,238
  BHF-BANK Aktiengesellschaft                    219,834                   87,934
  Mariko Ezuka                                       366                      146
  Cormac O'Connor                                    680                      272
  Anne Griffin                                     2,228                      891
  Sam Pratt                                        1,604                      642
  Helen Langan                                     4,119                    1,648
  Robert White                                     5,137                    2,055
  Naeem Fayyaz                                     6,671                    2,668
  Arthur Greco                                     4,656                    1,862
  Anthony Penwill                                  3,590                    1,436
  Martin Aubery                                      255                      102
  William Head                                     4,286                    1,714
  Brian Mackley                                    5,003                    2,001
  David Tai Wai Hon                                   33                       13
  Joyce Yuen Man Chan                                 33                       13
  Amy Man Pui Law                                     33                       13
  George Kwok Fan Wan                                 33                       13
  Maggie Shuk Han Leung                               33                       13
  Linda O'Neill                                       33                       13
  Kayo Ohara                                          33                       13
  Keiko Chida                                         33                       13
  Keiko Fujiwara                                      33                       13
  Francine Ehrlich, IRA Account                    1,000                      400
  Britt Oliver                                        33                       13
  Courtney Mainardi                                   66                       26
  Brooks Addington                                 2,328                      931
  Paul Redwood                                       150                       60
  Tomonori Nishioka                                  283                      113
  Long Terms Holdings Ltd                         46,547                   18,619
  Stephen Murphy                                   3,669                    1,468
  Lai Pui Ming                                        33                       13
  Joe Delmonte                                       833                      333
  Patricia O'Hara                                     16                        6
  David Hallifax                                     102                       41
  Emile Pierides                                     337                      135
  Sam Mo                                             300                      120
  Philippe Leprince                                  532                      213
  Curzon Secretaries & Trustees Ltd               16,679                    6,672
  William Walker                                   1,152                      461
  Edouard Dejoux                                   9,110                    3,644
  Emilie Sinkler                                     166                       66
  Sam Clapp                                          189                       76
  Tracy Bird                                       1,834                      734
  Tara Levins                                        166                       66
  Peter Rowe                                       1,004                      402
  Franco Law                                          66                       26
  Jeremy Slade                                     1,782                      713
  Vincent Spenceley                                   33                       13
  Pierre Bastien                                      66                       26
  Ruth Berry                                          57                       23
  Spencer Russell                                    580                      232
  Guido Corsetti                                   3,335                    1,334
  Meryem Menemenlioglu                             3,335                    1,334
  Sumihati Gani                                      500                      200
  Anthony Limited                                 33,359                   10,008
                                               ---------               ----------
      TOTAL                                    4,486,372                1,794,544

______________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                 LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

          The annual consolidated financial statements of E*TRADE Group, Inc. and its subsidiaries incorporated in this Prospectus by reference from E*TRADE Group, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.   Other Expenses of Issuance and Distribution

          The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

               SEC registration fee                        $11,833
               Legal fees and expenses                      15,000
               Accounting fees and expenses                  5,000
               Printing fees                                 5,000
               Transfer agent fees                           5,000
               Miscellaneous fees and expenses              20,000
                                                           -------
                  Total                                    $61,833
                                                           =======

Item 15.   Indemnification of Directors and Officers

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.

Item 16.  Exhibits

5.1  (1)   Opinion of Brobeck, Phleger & Harrison LLP.
23.1       Consent of Deloitte & Touche LLP, independent auditors.
23.2 (1) Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
24.1 (1)   Power of Attorney (included on page II-3 of this Registration
           Statement).
----------------------
(1) Previously filed.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, as amended, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Menlo Park, State of California, on this 27th day of October, 1999.

                                    E*TRADE GROUP, INC.


                                    By:  /s/ THOMAS A. BEVILACQUA
                                         ---------------------------------------
                                         Thomas A. Bevilacqua, Esq.
                                         Executive Vice President, General
                                         Counsel and Secretary



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

SIGNATURES                                                        TITLE                              DATE
-------------------------------------           ------------------------------------------  ----------------------

            *                                   Chairman of the Board and Chief Executive     October 27, 1999
-------------------------------------           Officer (Principal Executive Officer)
Christos M. Cotsakos

            *                                   President and Chief Operating Officer         October 27, 1999
-------------------------------------           (Principal Executive Officer)
Kathy Levinson

            *                                   Executive Vice President, Finance and         October 27, 1999
-------------------------------------           Administration, and Chief Financial
Leonard C. Purkis                               Officer (Principal Financial and
                                                Accounting Officer)

/s/ Thomas A. Bevilacqua                        Executive Vice President, Corporate           October 27, 1999
-------------------------------------           Development, General Counsel and
Thomas A. Bevilacqua, Esq.                      Secretary (Principal Executive Officer)

            *                                   Chairman Emeritus                             October 27, 1999
-------------------------------------
William A. Porter

            *                                   Director                                      October 27, 1999
-------------------------------------
Richard S. Braddock

            *                                   Director                                      October 27, 1999
-------------------------------------
Masayoshi Son

SIGNATURES                                                        TITLE                              DATE
-------------------------------------           ------------------------------------------  ----------------------

       *                                        Director                                    October 27, 1999
-------------------------------------
William E. Ford

       *                                        Director                                    October 27, 1999
-------------------------------------
George Hayter

       *                                        Director                                    October 27, 1999
-------------------------------------
Lewis E. Randall

       *                                        Director                                    October 27, 1999
-------------------------------------
Lester C. Thurow

*By: /s/ THOMAS A. BEVILACQUA
     --------------------------------
     Thomas A. Bevilacqua, Esq.
     Attorney-in-fact


                               Index to Exhibits
                               -----------------

 Exhibit
  Number                     Exhibit Title
 --------                    -------------

     5.1(1)  Opinion of Brobeck, Phleger & Harrison LLP
    23.1     Consent of Deloitte & Touche LLP, independent auditors.
    23.2(1) Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto)
    24.1(1) Power of Attorney (included on page II-3 of this Registration Statement)
--------------------
(1) Previously filed.